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                                  EXHIBIT 10.2

                                October 14, 1999


         Reference is made to the Placement Agency Agreement dated as of October 5, 1999, by and between Geographics, Inc. (the "Company") and Culverwell & Co., Inc. (the "Placement Agent"), relating to the offering of up to $3,000,000 in shares of the Company's common stock (the "Placement Agency Agreement").

         The Company and the Placement Agent hereby agree that the Placement Agency Agreement is amended to provide that:

1.       the offering contemplated by the Placement Agency Agreement
(the "Offering") shall not include a "Minimum Offering" (as defined in the Placement Agency Agreement);

2.       the Offering shall be conducted on a $3,000,000, "best efforts" basis;
and

3. subscription proceeds will not be required to be maintained in escrow or trust pending receipt of any specified minimum proceeds amount; and

4. each delivery of Offering proceeds to the Company shall be deemed a Closing Date for purposes of the Placement Agency Agreement, and nothing herein shall relieve the Company of its obligations under the Placement Agency Agreement on each such Closing Date.

         Except as contemplated hereby, all of the terms of the Placement Agency Agreement shall remain in full force and effect.



GEOGRAPHICS, INC.                           CULVERWELL & CO., INC.


By:/s/ James L. Dorman                      By:/s/ Ed Culverwell
   -------------------------                   --------------------
        James L. Dorman                             Ed Culverwell
        President                                   President